UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2019 (April 29, 2019)

Pensare Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On April 29, 2019, Pensare Acquisition Corp. (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders approved an amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, from May 1, 2019 to August 1, 2019. The affirmative vote of at least a majority of the outstanding shares of the Company’s common stock was required to approve the Charter Amendment. The purpose of the Charter Amendment is to allow the Company more time to complete its proposed business combination pursuant to the Business Combination Agreement, dated as of January 31, 2019, by and among the Company, Tango Merger Sub Corp. and U.S. TelePacific Holdings Corp. Following redemptions of 3,831,985 of the shares of Company’s common stock in connection with the Extension, a total of approximately $252.2 million will remain in the Company’s trust account.

Set forth below are the final voting results for the Charter Amendment proposal:

Charter Amendment

The Charter Amendment was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions
26,163,835	2,020,001	422,075

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Amendment to Amended and Restated Certificate of Incorporation of Pensare Acquisition Corp., dated April 29, 2019

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Amended and Restated Certificate of Incorporation of Pensare Acquisition Corp., dated April 29, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSARE ACQUISITION CORP.

By:	/s/ Darrell J. Mays
Name: Darrell J. Mays
Title: Chief Executive Officer

Date: April 30, 2019